Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Material Technologies, Inc. (the “Company”) on Form S-8 of our report dated January 31, 2006, on the consolidated financial statements of the Company for the periods ended December 31, 2005, which report is included in the Company’s annual report on Form 10-KSB, as filed with the Securities and Exchange Commission on February 10, 2006.

                                                                                                         /s/ Corbin & Company

                                                                                                         CORBIN & COMPANY, llp

Irvine, California
May 8, 2006